EXHIBIT 23.1




                CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Foodbrands America, Inc. (formerly Doskocil Companies Incorporated) on Form S-8 (file No. 33-_______) of our report dated March 3, 1995, on our audits of the consolidated financial statements of Doskocil Companies Incorporated as of December 31, 1994, and January 1, 1994 and for each of the three years in the period ended December 31, 1994, which report is included in the Company's Annual Report on Form 10-K.


                              /s/ Coopers & Lybrand L.L.P.
                              _____________________________
                              COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma
September 11, 1995